UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

YELP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

706 Mission Street San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 908-3801

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 25, 2012, the Compensation Committee of the Board of Directors of Yelp Inc. (the “Company”) unanimously approved certain amendments (the “Amendments”) to the Amended and Restated Offer Letter, dated February 3, 2012, by and between the Company and Joseph Nachman, the Company’s Senior Vice President of Revenue (the “Offer Letter”).

Pursuant to the Amendments, Mr. Nachman will be seconded to Yelp UK Ltd., a wholly-owned subsidiary of the Company, and will relocate his permanent residence from the San Francisco Bay area to London, England for the period of the secondment, but will continue to serve in London as the Company’s Senior Vice President of Revenue. The secondment is expected to last for two years, but may be shortened or extended by the parties. During the secondment, Mr. Nachman’s annual salary will be increased to 265,718.78 GBP (British Pounds) to reflect a cost of living adjustment. The Company will reimburse up to $35,000 USD for certain relocation expenses incurred by Mr. Nachman and, in the event that he remains an employee of the Company and returns to the San Francisco Bay area after expected two years, the Company will reimburse Mr. Nachman for up to $9,000 USD for relocation expenses related to such return. The Company will also reimburse Mr. Nachman for four roundtrip plane tickets every 12 months to any location for personal use up to maximum of $1,500 USD per ticket and will provide a stipend of 100 GBP a month to cover health club and transit costs. Mr. Nachman will also be entitled to certain tax equalization reimbursements in accordance with the Company’s tax equalization policy and will receive certain employee benefits and be subject to employee requirements and restrictions in accordance with the policies and procedures of Yelp UK Ltd., including holiday and work schedules and sick leave policies. Mr. Nachman will remain an at-will employee of the Company and continue to be subject to the terms and conditions of his Offer Letter, as so amended.

The foregoing description is qualified in its entirety by reference to the Secondment Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Secondment Agreement between the Company and Joseph Nachman, dated April 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELP INC.
Dated: April 27, 2012

	By:	/s/ Rob Krolik
Rob Krolik
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Secondment Agreement between the Company and Joseph Nachman, dated April 25, 2012.